EXHIBIT 23.1



                              ROBERT G. ERCEK, CPA
                            1756 West Ave. J-12 #107
                       Lancaster, CA 93534 (661)-726-9448


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the use of this Registration Statement on Form 10-KSB of my report dated November 6, 2002 relating to the comparative financial statements of Telecom Communications, Inc. as of September 30, 2001 and 2002 respectively.


Date January 10, 2003    _________________________________
Lancaster, California                Robert G. Ercek,
                                     Certified Public Accountant